UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 2, 2006
ENCORE WIRE CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-20278	75-2274963

(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	File Number	Identification No.)

1410 Millwood Road
McKinney, Texas	75069

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 562-9473

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS

Section 1—Registrant’s Business and Operations
Item 1.01. Entry into Material Definitive Agreement
     The Board of Directors of Encore Wire Corporation (the “Company”) has previously adopted an amended and restated version of the Encore Wire Corporation 1999 Stock Option Plan (the “Amended Plan”). At the Company’s annual stockholders meeting held on May 2, 2006, the Company’s stockholders approved the Amended Plan. The Amended Plan reflects amendments to the plan to increase the number of shares of the Company’s common stock (“Common Stock”) available for issuance under the Amended Plan from 900,000 to 1,200,000. The Amended Plan is effective as of February 20, 2006, the date of adoption of the Amended Plan by the Board of Directors of the Company.
     The following summary of the Amended Plan is qualified in its entirety by reference to the text of the Amended Plan, which was previously filed as Annex A to the Company’s proxy statement filed with the Securities and Exchange Commission on March 14, 2006.
     The Amended Plan is to be administered by the Compensation Committee (the “Committee”) of the Board. Notwithstanding the authority delegated to the Committee to grant options to employees under the Amended Plan, the Board of the Company also has full authority, subject to the express provisions of the Amended Plan, to grant options to employees, to interpret the Amended Plan, to provide, modify and rescind rules and regulations relating to it, to determine the terms and provisions of options granted to employees under the Amended Plan and to take certain other actions under the Amended Plan.
     All regular salaried employees of the Company and its subsidiaries, including employees who are also directors of the Company, are eligible to be selected to participate in the Amended Plan. The selection of employees is within the discretion of the Committee.
     The Committee or the Board may, in its discretion, designate any option granted as an incentive stock option intended to qualify under Section 422 of the Code. All options shall be subject to the terms, conditions, restrictions and limitations of the Amended Plan, except that the Committee or the Board may, in its sole judgment, subject any option to such other terms, conditions, restrictions and limitations as it deems appropriate, provided they are not inconsistent with the terms of the Amended Plan.
     The Board will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option’s exercise and the exercise price per share of Common Stock subject to the option. In no event, however, may the exercise price of a stock option be less than 100% of the fair market value of the Common Stock on the date of the option’s grant. The term of each option shall be as specified by the Committee or the Board, provided that, unless a shorter term is otherwise designated by the Committee or the Board, no option shall be exercisable later than ten years from the date of the option’s grant. Notwithstanding the foregoing, the exercise price per share of Common Stock and the exercise period under any incentive stock option granted to an optionee who, at the time such incentive stock option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate shall be at least 110% of the fair market value per share of Common Stock at the date of grant and no longer than five years from the date of grant, respectively.
     The maximum number of shares of Common Stock that shall be available for grant of options under the Amended Plan shall not exceed 1,200,000, subject to adjustment in accordance with the provisions of the Plan.
     The Board may alter or amend the Amended Plan but may not, without the approval of the stockholders of the Company, make any alteration or amendment thereof which operates to (i) abolish the Committee, change the qualifications of its members or withdraw the administration of the Amended Plan from its supervision, (ii) increase the total number of shares of Common Stock for which options may be granted under the Amended Plan, (iii) increase the total number of shares of Common Stock for which options may be granted under the Amended Plan to any one employee during a calendar year, (iv) extend the term of the Amended Plan or the maximum exercise period, (v) decrease the minimum purchase price, or (vi) materially modify the requirements as to eligibility for participation in the Amended Plan.
     The original Plan became effective as of June 28, 1999, and the first amendment to the Plan was effective as of October 24, 2001. The most recent amendment to the Plan will become effective as of February 20, 2006. Subject to the right of the Board to terminate the Amended Plan prior thereto, the Amended Plan shall terminate at the expiration of ten years from June 28, 1999, except with respect to outstanding options.
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.
10.1	Encore Wire Corporation 1999 Stock Option Plan, as amended and restated effective February 20, 2006 (incorporated by reference to Annex A to the Company’s definitive proxy statement filed on March 14, 2006)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENCORE WIRE CORPORATION

Date: May 2, 2006	By:	/s/ FRANK J. BILBAN

Frank J. Bilban, Vice President — Finance,
Chief Financial Officer, Treasurer and
Secretary

INDEX TO EXHIBITS

Item	Exhibit

10.1	Encore Wire Corporation 1999 Stock Option Plan, as amended and restated effective February 20, 2006 (incorporated by reference to Annex A to the Company’s definitive proxy statement filed on March 14, 2006)